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                                                            Exhibit 23(a)

                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference into the Registration Statement on Forms S-8 (Nos. 333-20865, 333-08499, 333-05177, 333-06063 and
33-59056) of Star Multi Care Services, Inc. of our report dated July 24, 1998 (except for Note 7, as to which the date is September 11, 1998) with respect to the consolidated financial statements of Star Multi Care Services, Inc. appearing in this Annual Report (Form 10-K) of Star Multi Care Services, Inc. for the year ended May 31, 1998.

HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
September 11, 1998

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